                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation of our report dated March 16, 2001, with respect to the consolidated financial statements of T-3 Energy Services, Inc. and subsidiaries as of and for the year ended December 31, 2000, included in this Form 8-K, into the Company's previously Filed Registration Statement File No.'s 33-68354, 333-27827 and 333-62653.


/s/ ARTHUR ANDERSEN LLP

Houston, Texas
December 28, 2001